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                                                                   EXHIBIT 10.37




December 15, 2000

BY FEDERAL EXPRESS

Bristol-Myers Squibb Company
Route 206 & Province Line Road
P.O. Box 4000
Princeton, NJ 08543

Attn:   Vice President and Senior Counsel,
        Pharmaceutical Research Institute

Re: GPCR License and User Agreement between 3-Dimensional Pharmaceuticals, Inc. and Bristol-Myers Squibb Company dated as of July 7, 2000 (the "GPCR License"); and

        PERT Internal Use License and Option Agreement between 3-Dimensional Pharmaceuticals, Inc. and Bristol-Myers Squibb Company dated as of July 7, 2000 (the "PERT License")

Ladies and Gentlemen:

On November 3, 2000, 3DP reported publicly certain changes in the status of its G protein-coupled receptor crystallization project (the "GPCR Structure Project"). From the commencement of 3DP's internal inquiry into this matter, we have worked closely with our colleagues at BMS to identify and understand the impact of these changes on the research and development activities at 3DP relating to the GPCR Structure Project and on the portion of the ongoing alliance between 3DP and BMS that was contemplated under the GPCR License and the PERT License. We are gratified by the support of BMS throughout this process.

The purpose of this letter is to set forth the agreement of 3DP and BMS regarding the effect of the changes in the GPCR Structure Project on the ongoing alliance between 3DP and BMS, a portion of which was being pursued under the two agreements referenced above (the "Agreements"). Terms with initial capitals that are not defined in this letter are used as defined in the Agreements, or in a specified Agreement, as the case may be.

1. The DiscoverWorks(TM) Drug Discovery Collaboration Agreement between 3DP and BMS dated as of July 7, 2000 is unaffected by the change in the GPCR Structure Project and shall remain in full force and effect.
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Bristol-Myers Squibb Company
December 15, 2000
Page 2

2. The DiscoverWorks(TM) Nonexclusive License and Purchase Agreement between 3DP and BMS dated as of July 7, 2000 is unaffected by the change in the GPCR Structure Project and shall remain in full force and effect.

3. By mutual agreement of the Parties on the terms set forth in this letter, the GPCR License is hereby terminated, effective December 29, 2000. BMS shall return Confidential Information received from 3DP as required by Section 10.3.1 of the GPCR License. Those sections of the GPCR License that survive the termination of the GPCR License as set forth in Section 10.7 shall be the sole surviving sections of the GPCR Agreement.

4. BMS shall provide to 3DP by December 29, 2000 a report on BMS's research to establish proof of principle of the 3DP PERT, and, thereafter, BMS shall cooperate with 3DP, at 3DP's request and expense, in connection with 3DP's reasonable efforts with respect to such BMS research, to prepare, file and prosecute the Licensed Patent Rights with or any steps taken to maintain such information as trade secret.

5. By mutual agreement of the Parties, the PERT License is hereby terminated, effective December 29, 2000. BMS shall return 3DP Confidential Information as required pursuant to Section 9.7 of the PERT License. Those sections of the PERT License that survive the termination of the PERT License as set forth in Section 9.6 shall be the sole surviving sections of the PERT License.

6. 3DP shall pay to BMS by December 29, 2000, by wire transfer of United States Dollars to such bank account as BMS may designate by notice to 3DP, the sum of $4.5 million, plus interest of $107,230, for an aggregate amount of $4,607,230.

7. 3DP and BMS agree to the release of the public announcement set forth as Exhibit A hereto.

Duplicate original executed copies of this letter are enclosed. If the foregoing accurately sets forth the agreement between 3DP and BMS with respect to the matters covered herein, please so indicate by having the letters executed on behalf of BMS in the space provided below and return one fully executed original to me by overnight courier with a copy by fax to my attention at 610-458-8258. The other original is for your file.

                                    Sincerely yours,

                                    3-Dimensional Pharmaceuticals, Inc.

                                    By:/s/ David C. U'Prichard
                                       -----------------------
                                       David C. U'Prichard, Ph.D.
                                       Chief Executive Officer
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Bristol-Myers Squibb Company
December 15, 2000
Page 3



Acknowledged and agreed:

Bristol-Myers Squibb Company

By:     /s/ Marilyn Hartig
        ------------------
Name:   Marilyn Hartig

Title:  Vice President, External Science & Technology

Date:   December 18, 2000

cc:     David Floyd, Ph.D.
        Vice President, Discovery Chemistry

        Elliot Sigal, Ph.D.
        Vice President, Applied Genomics